                                                                     EXHIBIT 4.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND IS A "RESTRICTED SECURITY" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE NOTE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                             D.E. FREY GROUP, INC.

             10% SENIOR SUBORDINATED PARTICIPATING PROMISSORY NOTE
             -----------------------------------------------------

$15,000                                                             July 02 1999

     D.E. FREY GROUP, INC. (herein sometimes called the "Company" or "Borrower"), a corporation duly organized and validly existing under the laws of the State of Delaware, for value received, hereby, absolutely and unconditionally promises to pay to the order of (herein sometimes called "Lender" or "Holder" or "Owner"), the principal sum of FIFTEEN THOUSAND DOLLARS AND NO/100 ($15,000), and to pay interest on said principal sum, at the rate of ten percent (10%) per annum, with interest only payable annually, commencing March 31, 2000, and on the 31st day of each March thereafter until paid in full (the "Interest Payment Date"). All principal and accrued and unpaid interest shall be due and payable in full on March 31 2004. Both the principal of and the interest on this Note shall be payable in lawful money of the United States of America at the principal office of the Holder hereof, or such other place as the Holder hereof may, from time to time, designate. This Note is one of a series of identical notes (except as to principal amount) aggregating a minimum of $2,500,000 and a maximum of $5,000,000 in principal amount (collectively, the "Notes").

     Additional provisions are set forth below and incorporated herein by this reference.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered as of the day and year first above written.

                                 D.E. FREY GROUP,  INC.

                                 ___________________________________
                                 By:  Dale E. Frey, President

ATTEST:

_______________________

Paul Hocevar, Secretary



                ADDITIONAL PROVISIONS OF 10% SENIOR SUBORDINATED
                         PARTICIPATING PROMISSORY NOTES

     1.  Additional Interest.  In addition to the stated rate of interest, the
         --------------------
Company shall pay to the Holder of this Note on the Interest Payment Date additional interest in an amount equal to 10% of the Company's consolidated pre-tax net profit, if any, for the preceding fiscal year, not to exceed an aggregate return, including interest at the stated rate, to holders on the Notes of 15% for any year (prorated from the date of issuance of the Notes for 1994) ("Additional Interest"). Pre-tax net profit shall be determined in accordance with generally accepted accounting principles consistently applied as stated in the Company's annual audited consolidated financial statements. However, if the annual audited financial statements are not available on the Interest Payment Date, then the Additional Interest shall be based upon the Company's unaudited consolidated financial statements subject to adjustment when the audited financial statements are available. Any overpayment of Additional Interest will be applied against interest due on the next Interest Payment Date. Any other payment of Additional Interest will be due and payable in full within ten days after receipt by the Company of the annual audited consolidated financial statements.

     2.  Redemption.
         -----------

     (a) Optional Redemption. The Notes are redeemable, in whole or in part, at any time and from time to time after the date of issuance and prior to maturity at the option of the Company at the following redemption prices (expressed as percentages of the principal amount redeemed), if redeemed at any time during the indicated year, but prior to the stated maturity date.

                    If Redeemed               But no later than        Premium
                    -----------               -----------------        -------

               0 years after issuance      2 years after issuance        105%
               2 years after issuance      4 years after issuance        104%
               4 years after issuance      6 years after issuance        103%
               6 years after issuance      8 years after issuance        102%
               8 years after issuance      10 years after issuance       101%

together with accrued interest to the Redemption Date (the "Redemption Price"). Notice of redemption shall be given to all Holders at their address of record not more than 60 nor less than 30 days prior to the Redemption Date.

     (b) Extraordinary Redemption. In the event (i) the Company voluntarily or involuntarily sells, assigns, transfers or conveys all of the capital stock or all or substantially all of the assets of its wholly-owned subsidiary, to D.E. Frey & Company, Inc. (the "Broker"), a Delaware corporation and a securities broker-dealer registered with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD"), or
(ii) the registration of the Broker with the SEC or the membership of the Broker with the NASD shall terminate or shall be suspended for more than 30 days, then the Company shall redeem all of the Notes at a Redemption Price equal to the principal amount redeemed together with accrued and unpaid interest to the Redemption Date. Notice of redemption shall be given to all Holders at their address of record not less than 30 days after the date of any such transaction or occurrence and the Redemption Date shall not be less than 60 days after the date of any such transaction or occurrence.

     (c) Form of Notice. The notice of redemption shall state the Redemption Date, the Redemption Price; an identification of the Note or Notes to be redeemed and the principal amount to be redeemed if less than the entire principal amount; that interest will cease to accrue on the principal amount to be redeemed on and after the Redemption Date; and the place where the Notes are to be surrendered for payment of the Redemption Price. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof will be issued in the name of the Holder upon cancellation hereof.

     (d) Deposit of the Redemption Price. At least one business date prior to the Redemption Date the Company shall deposit with a paying agent (which shall be a bank or trust company having trust powers conferred under federal or state law) or, if the Company is acting as its own paying agent, segregate and hold in trust an amount of money sufficient to pay the Redemption Price, together with an officer's certificate to the effect that such redemption is not prohibited by the terms of any outstanding Senior Indebtedness. The Notes to be redeemed shall become due and payable on the Redemption Date and shall cease to bear interest as of such date; provided, however, if the Notes to be redeemed are not paid upon surrender, they shall continue to bear interest at the interest rate provided herein until paid.

     (e) Partial Redemption. If the Notes are to be redeemed in part and not in whole, then the Notes to be redeemed shall be determined by lot or by another fair and equitable manner by an independent third party selected by the Company.

     3.  Subordination.  Anything in this Note to the contrary notwithstanding,
         --------------
the indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness of the Company constituting Senior Indebtedness after the date of this Note:

     (a) Occurrences Precluding Payment on Notes. No payment on account of principal, premium, if any, or interest on this Note shall be made unless full payment of amounts then due for principal, premium, if any, and interest on all Senior Indebtedness has been made or duly provided for in money or money's worth. No payment on account of principal, premium, if any, or interest on this Note shall be made if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to any Senior Indebtedness, as defined in any instrument evidencing such Senior Indebtedness or in the instrument under which the same is outstanding, permitting any holder thereof to accelerate the maturity thereof and such event of default shall not have been cured or waived and shall not have ceased to exist.

     (b) Prior Payment of Senior Indebtedness. Upon (i) any acceleration of the principal amount due on this Note or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, or upon any assignment for the benefit of creditors of the Company or any other marshalling of the assets and liabilities of the Company, all principal, premium, if any, and interest due or to become due upon the Senior Indebtedness shall be first paid in full or payment thereof provided for in money or money's worth before any payment is made on account of the principal of or interest on the indebtedness evidenced by this Note; and upon any such dissolution or winding up, or liquidation or reorganization, or any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan or reorganization or readjustment, the payment of which is subordinate to the payment of all Senior Indebtedness at the time outstanding), to which the Holder of this Note would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder of this Note, if received by him, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives, to the extent necessary to pay all Senior Indebtedness in full in money or money's worth after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness before any payment or distribution is made to the Holders of the indebtedness evidenced by this Note.

     (c) Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holder of this note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the principal of and premium, if any, and interest on this Note shall be paid in full; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holder of this Note would be entitled except for the provisions hereof and no payment over pursuant to the provisions hereof to the holders of Senior Indebtedness by the Holder of this Note shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holder of this Note be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the foregoing provisions hereof are and are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     (d) No Impairment of Obligation to Pay Notes. Nothing herein contained is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holder of this Note, the obligation of the Company which is absolute and unconditional to pay to the Holder of this Note the principal of and premium, if any, and interest on this Note as and when the same shall become due and payable strictly in accordance with its terms or to affect the relative rights of the Holder of this Note and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this note, subject to the rights, if any, under this section of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (e) Definition. As used herein, "Senior Indebtedness" shall mean all indebtedness of the Company, whether outstanding on the date of issuance of this Note or hereafter created, for (i) short-term and long-term borrowings (including interest and collection costs) from financial institutions, including banks, savings and loan associations, insurance companies and the like, incurred in connection with the acquisition of any asset by the Company (other than this or any other Note) or by the Broker or to provide capital to the Broker; and
(ii) purchase money indebtedness (including interest and collection costs), incurred in connection with the acquisition of any asset by the Company (other than this or any other Note) or by the Broker and any deferrals, renewals or extensions of any such Senior Indebtedness.

     4.  Seniority.  Anything in this Note to the contrary notwithstanding, the
         ----------
indebtedness evidenced by this Note shall be senior and prior in right of payment, to the extent and in the manner hereinafter set forth, to all indebtedness of the Company (which, for purposes of this Section 4 shall include any subsidiary of the Company) for money borrowed constituting Subordinated Debt after the date of this Note:

     (a) Occurrences Precluding Payment on Subordinated Debt. No payment on account of principal, premium, if any, or interest on Subordinated Debt shall be made unless full payment of amount then due for principal, premium, if any, and interest on all Notes has been made or duly provided for in money or money's worth. No payment on account of principal, premium, if any, or interest on Subordinated Debt shall be made if, at the time of such payment or immediately after giving effect thereto, there shall have occurred an event of default with respect to the Notes or if interest on this Note shall not have been paid for a period of one year or more.

     (b) Priority in Payment of Notes. Upon (i) any acceleration of the principal amount due on this Note or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership, or other proceedings, or upon any assignment for the benefit of creditors of the Company or any other marshalling of the assets and liabilities of the Company, all principal, premium, if any, and interest due or to become due upon this Note shall be first be paid in full or payment thereof provided for in money or money's worth before any payment is made on account of the principal of or interest on the indebtedness evidenced by any Subordinated Debt; and upon any such dissolution or winding up, or liquidation or reorganization, or any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate to the payment of all Notes at the time outstanding), to which the holders of Subordinated Debt would be entitled except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of Subordinated Debt, if received by them, directly to the Holders of the Notes (pro rata to each such Holder on the basis of respective amounts of Notes held by such Holders) or their representatives, to the extent necessary to pay all Notes in full in money or money's worth after giving effect to any concurrent payment or distribution to or for the holders of the Notes before any payment or distribution is made to the holders of the Subordinated Debt.

     (c) Subrogation. Subject to the payment in full of all Notes, the holder of Subordinated Debt shall be subrogated to the rights of the Holders of the Notes to receive payments or distributions of assets of the Company made on the Notes until the principal of and premium, if any, and interest on the Subordinated Debt shall be paid in full; and for the purposes of such subrogation, no payments or distributions to the holders of the Notes of any cash, property or securities to which the holder of the Subordinated Debt would be entitled except for the provisions hereof and no payment over pursuant to the provisions hereof to the Holder of this Note by the holders of the Subordinated Debt shall, as between the Company, its creditors, other than the holders of Subordinated Debt, and the Holder of this Note be deemed to be a payment by the Company to or on account of this Note, it being understood that the foregoing provisions hereof are and are intended solely for the purpose of defining the relative rights of the Holder of this Note, on the one hand, and the holders of Subordinated Debt, on the other hand.

     (d) No Impairment. Nothing herein contained is intended to or shall impair, as between the Company, its creditors, other than the holders of Subordinated Debt, and the Holder of this Note, the obligation of the Company which is absolute and unconditional to pay to the holder of the Subordinated Debt the principal of and premium, if any, and interest on the Subordinated Debt as and when the same shall become due and payable strictly in accordance with its terms or to affect the relative rights of the holders of the Subordinated Debt and creditors of the Company, other than the Holder of this Note, nor shall anything herein or therein prevent the holders of the Subordinated Debt from exercising all remedies otherwise permitted by applicable law upon default under the Subordinated Debt, subject to the rights, if any, under this section of the Holder of this Note in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     (e) Definition. As used herein, "Subordinated Debt"shall mean short-term and long-term borrowings (including interest and collection costs) from any person whatsoever, excluding (i) Senior Indebtedness; (ii) accounts payable arising in the ordinary course of business; (iii) wage and other compensation claims of employees and registered representatives who are associated with the Company as independent contractors; and (iv) any indebtedness which has a priority in payment as a matter of law.

     (f) Acknowledgment of Subordination. To the extent practicable, any promissory note or other evidence of indebtedness representing Subordinated Debt shall contain provisions substantially similar to the foregoing and effectuating the intention of this Section 4 that the Subordinated Debt be subordinated in payment to this Note as provided herein.

     5.  Covenants of the Company.
         --------- -- --- --------

     (a) Mergers and Sales of Assets by the Company. If the Company is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, then the obligation to pay the principal of (and premium, if any) and interest on the Notes and the performance of the other covenants of the Company under the Notes shall remain in full force and effect.

     (b) Stock of Broker. The Company agrees not to sell, transfer, convey, distribute, pledge, hypothecate or otherwise dispose of all or any portion of the capital stock of the Broker owned by the Company or any interest therein, nor to cause or allow the Broker to issue, sell, transfer, convey, pledge, hypothecate or otherwise dispose of any of its capital stock or any interest therein to any person other than the Company. Notwithstanding the foregoing but subject to Section 2(b) herein, the Company may dispose of all of the Broker's capital stock owned by the Company in a single transaction.

     (c) Assets of Broker. Subject to Section 2(b) herein, the Company agrees not to cause or allow the Broker to sell, transfer, convey, distribute, pledge, hypothecate or otherwise dispose of all or substantially all of its assets. Notwithstanding the foregoing and subject to Section 2(b) herein, the Company may cause or allow the Broker's to dispose of all or substantially all of its assets in a single transaction for such consideration as the board of directors of the Broker shall determine, in good faith, to be fair and reasonable.

     6.  Tender upon Warrant Exercise.  Notwithstanding anything herein
         ------ ---- ------- ---------
contained to the contrary, the Holder may apply all or a portion of the principal amount of this Note in payment of all or a portion of the exercise price of those certain Stock Purchase Warrants of even date herewith for the purchase of shares of the Company's common stock, par value $.10 per share, at an exercise price of $1.50 per share, subject to adjustment as provided therein. Accrued and unpaid interest on the principal amount of this Note so applied shall be paid to the Holder within 30 days following the date of tender of this Note to the Company for that purpose.

     7.  Demand Registration Rights.
         ------ ------------ -------

     (a) Company Registration. If at any time after December 31, 1994, to and including December 31, 1995, the Company shall receive from the Holders of not less than a majority in principal amount of the Notes then outstanding a notice requesting registration of their Notes under the Act for public sale, the Company shall promptly give each other Holder written notice of such request. The Company shall, one time only, use its best efforts to cause to be registered under the Act all of the Notes that the Holders have requested to be registered, including Holders who made written request therefor within twenty (2) days after mailing of such notice to them by the Company.

     (b) Obligations of the Company. Whenever required to use its best efforts to effect the registration of the Notes, the Company shall, as expeditiously as reasonably possible:

     (i) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement with respect to such Notes and use its best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e., a so-called "shelf registration"), the Company shall in no event be obligated to cause any such registration to remain effective for more than 180 days.

     (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

     (iii) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Notes owned by them.

     (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provide that (anything in this Section 7(b)(iv) to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders pro rata, to the extent required by such jurisdiction.

     (c) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action that the Holders shall furnish to the Company such information regarding them, the Notes held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     (d) Company Registration Expenses. The Company shall bear all registration and qualification fees and expenses (excluding underwriters' discounts, commissions and expenses), and any additional costs and disbursements of counsel for the Company in connection with such registration; provided, however, that if any such cost or expense is attributable solely to one selling Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be paid by that selling Holder. In addition, each selling Holder shall bear the fees and costs of its own counsel.

     (e) Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 7.

     (f)  Indemnification.

     (i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for it, and each such person, if any, who controls such Holder or underwriter within the meaning of the Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse each such Holder, such underwriter, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or controlling person.

     (ii) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, and each agent and any underwriter for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, agent, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7(f) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

     (iii) Promptly after receipt by an indemnified party under this Section 7(f) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission to so notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

     (g) Termination of the Company's Obligations. The Company shall have no obligations pursuant to this Section 7 after December 31, 1995.

     (h) Lockup Agreement. In consideration for the Company agreeing to its obligations under this Section 7, each Holder agrees in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Notes (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days from the effective date of such registration) as the Company or the underwriters may specify.

     8.  Default Interest.  In the event of an uncured event of default under
         ------- ---------
this Note, the interest on the principal amount of this Note shall be computed at the default rate of 15% per annum, and no Additional Interest shall accrue thereafter as long as the default rate of interest remains effective.

     9.  Default Provisions.  All principal and accrued and unpaid interest on
         ------- -----------
this Note shall become and be due and payable immediately upon demand of the Holder if any one or more of the following "events of default" shall occur:

     (a) Payment Default. Default in the payment of any principal or interest on this Note when and as the same becomes due and payable and the continuance thereof for sixty (60) days after receipt of written notice by the Borrower from the Holder hereof;

     (b) Other Default. Default in the due observance or performance of any of the other agreements, covenants, warranties, representations, terms or conditions contained in this Note and the continuance thereof for sixty (60) days after written notice from the Holder hereof; provided, however, that the cure period shall be extended for a reasonable period (but in no event for a period longer than 180 days from the date of the initial default notice) if:
(i) such event of default cannot be cured within the applicable cure period despite the Company's diligent and good faith effort; (ii) the Company commences all actions necessary to cure such default immediately upon receipt of Holder's written notice and provides Holder with its written plan to cure; and
(iii) so long as the Company diligently pursues such cure to its completion;

     (c) Dissolution or Insolvency. The dissolution, liquidation, termination of existence, or admission in writing of insolvency (defined as the Company generally not paying its debts as they become due, excluding its 45% subordinated notes due October 1, 19--, and its 1989-A Series Preferred Stock, par value $1.00 per share, redeemable on October 1, 19--) of, or the making of an assignment for the benefit of creditors, by the Company or the Broker;

     (d) Voluntary Bankruptcy. The institution of bankruptcy proceedings or proceedings for a reorganization, liquidation, composition, receivership or other similar debtor relief under any other law or regulation, federal or state, by the Company or the Broker; or

     (e) Involuntary Bankruptcy. The institution of bankruptcy proceedings or proceedings for a reorganization, liquidation, composition, receivership or other similar debtor relief under any other law or regulation, federal or state, instituted against the Company or the Broker and such proceeding shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

     (f) Default on Senior Indebtedness. There shall have occurred an event of default under any instrument evidencing Senior Indebtedness or in the instrument under which the same is outstanding permitting any holder thereof to accelerate the maturity thereof until such time as such event of default shall have been cured or waived and shall have ceased to exist, provided that the 1989 Preferred Stock shall not be deemed to be Senior Indebtedness.

     The Company shall, within 90 days after the occurrence of any Event of Default known to it, give to the Holder of this Note notice of such default.

     10.  Transfer.  Subject to the appropriate provisions of the Act, and the
          ---------
provisions of applicable state blue-sky laws, this Note or any portion of the principal amount hereof equal to $1,000 or integral multiples thereof is transferable on the records of the Company upon presentation of this Note, properly endorsed, at its principal executive offices. Upon such presentation and transfer a new Note or Notes will be issued. For the purposes of payment and all other purposes, the Company shall deem and treat the person in whose name this Note is registered as the absolute owner hereof and the Company shall not be affected by any notice to the contrary.

     11.  No Waiver.  Except as provided in Section 12 below, no failure to
          -- -------
exercise, and no delay in exercising any right, power or remedy hereunder shall impair any right, power or remedy which the Holder may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Note, nor shall any waiver, which, except as provided in Section 12 below, must be in writing signed by the Holder, of any breach or default hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which the Holder would otherwise have.

     12.  Amendments and Waivers.
          ---------- --- --------

     (a) Amendment by the Company. The Company may amend or supplement the Notes without notice to or the consent of the holders of the Notes (i) to cure any ambiguity, omission, defect or inconsistency and (ii) to make any other change that does not adversely affect the rights of the holders of the Notes. The Company may similarly waive compliance with any provision of the Notes which waiver does not adversely affect the rights of the Note holders.

     (b) Amendments to Comply with the Trust Indenture Act of 1940. In connection with registration of the Notes for public sale or if it should ever be determined that the Notes were or are subject to provisions of the Trust Indenture Act of 1940, the Company may find it necessary or desirable to cause the Notes to be covered by a trust indenture administered by an independent trustee. Accordingly, the Holders agree that the Company shall have the right and power to enter into a trust indenture meeting the applicable requirements of the Trust Indenture Act of 1940, to appoint an independent trustee thereunder and, subject to Section 12(c) herein, to make such modifications and amendments to the Notes as the Board of Directors of the Company, in the exercise of its discretion, shall deem necessary or desirable without any requirement for approval by the holders of the Notes.

     (c) Amendments Requiring Holder Approval. The Company may otherwise amend the Notes only with the written consent of the holders of at least a majority of the principal amount of the Notes then outstanding; provided, however, that without the consent of the holder of each Note affected, however, no such amendment may (i) reduce the rate or extend the time for payment of interest on the Notes, (ii) reduce the principal of or extend the maturity of the Notes,
(iii) decrease the redemption premium to be paid by the Company or (iv) reduce the required percentage for waiver or modification of the Notes.

     (d) Waivers. Except as otherwise provided in Section 12(c) above, the observance of any term or provision of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) and any default or event of default may be waived with the written consent of the Borrower and the Holders of at least a majority in principal amount of Notes then outstanding.

     (e) Amendments and Waivers Binding on all Holders. Except as otherwise provided in Section 12(c) above, any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Holder of any Notes at the time outstanding, each future holder of all such Notes and the Company. Each Holder acknowledges and agrees that by operation of this Section, the Holders of a majority in principal amount of Notes then outstanding will have the right and power to diminish or eliminate certain material rights of the Holder hereunder.

     13.  Notices.  All notices, requests, consents and demands hereunder shall
          --------
be effective upon the earlier of personal delivery (including telex, telecopier, telegram, overnight courier or other acknowledged receipt) or three business days after deposit in the United States mails, registered or certified mail, postage fully prepaid, return receipt requested, addressed to the Holder or the Company at the address set forth below:

Company:  D.E. Frey Group, Inc.
          1700 Lincoln Street
          Suite 2200
          Denver, Colorado  80203
          Attention:  President

Holder:



Any address may be changed by notice, in writing, given in accordance with this Section.


     14.  Severability of Provisions.  In case any one or more of the provisions
          ------------ -- -----------
contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     15.  Successors and Assigns.  This Note shall be binding upon, enforceable
          ---------- --- --------
by and against, and inure to the benefit of the Holder and the Company, and their respective heirs, personal representatives, successors and assigns.

     16.  Choice of Law.  This Agreement shall be governed by and construed in
          ------ -- ----
accordance with the laws of the State of Colorado.

     17.  Amendment and Priority.  No provision of this Note may be amended,
          --------- --- ---------
except with the written consent of the Holder or as provided in Section 12 above. No such amendment shall extend to or affect any obligation, covenant, agreement, event of default or any provision of this Note not expressly amended nor impair any right consequent thereon.

     18.  Collection Costs.  In the event this Note is placed in the hands of an
          ---------- ------
attorney for collection following the occurrence of an event of default, the Company agrees to pay all costs of collection incurred by the Holder including reasonable attorneys' fees.